Exhibit 99.1

Qualstar announces the Q80™, an Expandable Rackmount LTO Tape Library System

Westlake Village, CA (USA) January 20, 2016 – Qualstar Corporation (NASDAQ: QBAK), a manufacturer of data storage solutions and high efficiency power supplies, today announced the release of Q80, a 19-inch rackmount form-factor scalable 6U high LTO Tape Library system designed for small and medium businesses and distributed deployment environments.

The Qualstar Q80 is designed to provide superior performance and value for backup, recovery and archiving environments while cost effectively accommodating growth. The Q80’s patented architecture allows easy field configuration of a unified library consisting of up to 7 individual modules containing up to 560 cartridges and 42 Half Height LTO drives. The Q80 offers outstanding storage capacity and data throughput in a system that can be expanded incrementally and cost-effectively. The Q80 features wizards to simplify installation and configuration as well as advanced diagnostics, which provide suggested actions to resolve problems quickly. With LTO 7 tape technology, the Q80 will offer a maximum of 3.36PB native storage capacity and maximum native throughput of 45.4 TB/hr.

“The addition of Q80 to our product portfolio adds a scalable library solution to our Q series product range. This model targets growing businesses that require a flexible system to scale with their needs. The addition of the Q80 demonstrates Qualstar’s continued commitment to delivering a broader range of storage solutions for our customers”, said Steven N. Bronson, Qualstar’s CEO.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar's products are known throughout the world for high quality and Simply Reliable™ designs that provide years of trouble-free service. More information is available at www.qualstar.com or by phone at 805-583-7744.

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FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar's ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar's ability to successfully implement and recognize cost savings; Qualstar's ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar's new products; Qualstar's ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar's products; increased global competition and pricing pressure on Qualstar's products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar's filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar's Annual Report on Form 10-K for the fiscal year ended June 30, 2015, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC's website (www.sec.gov) or from Qualstar's website (www.qualstar.com).

CONTACT INFORMATION:

Arun Vaishampayan

sales@qualstar.com

805-583-7744